REAL ESTATE PURCHASE AND SALE AGREEMENT
1001 RIDDER PARK DRIVE, 1717 FOX DRIVE AND 1751 FOX DRIVE,
SAN JOSE, CALIFORNIA
THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Agreement") is dated as of May 7, 2019 (the "Effective Date"), by and between MNCVAD-GRAYMARK RIDDER PARK LLC, a Delaware limited liability company ("Seller"), and LUMENTUM OPERATIONS LLC, a Delaware limited liability company ("Buyer"). Seller and Buyer are sometimes collectively referred to herein as "Parties" and individually as "Party."
IN CONSIDERATION of the respective agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
1.Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth in this Agreement and the Closing Documents, all of Seller's right, title and interest in and to the following:
(a)    that certain real property located at 1001 Ridder Park Drive, 1717 Fox Drive, and 1751 Fox Drive in the City of San Jose ("City"), County of Santa Clara, State of California and more particularly described in Exhibit A attached hereto with APNs 237-03-068, 237-03-067, 237-03-066, 237-03-079 and 237-03-078 (the "Real Property");
(b)    any rights, privileges, and easements appurtenant to the Real Property, to the extent owned by Seller, including, without limitation, to the extent owned by Seller, minerals, oil, gas, and other hydrocarbon substances on and under the Real Property, development rights, air rights, water, water rights, riparian rights, and water stock relating to the Real Property and rights-of-way or other appurtenances benefitting the Real Property (collectively, the "Appurtenances");
(c)    any improvements and fixtures to the extent owned by Seller and located on the Real Property, including, without limitation, the buildings located thereon as well as any other structures located on the Real Property, all apparatus, installed equipment, and appliances to the extent owned by Seller and located on or in and used in connection with the operation or occupancy of the Real Property, and any on-site parking (collectively, the "Improvements");
(d)    any tangible personal property, if any, to the extent owned by Seller and located on or used in connection with the ownership, operation, and maintenance of the Real Property and Improvements (excluding data in digital or computer files and any computer software or hardware) (collectively, the "Personal Property");
(e)    to the extent assignable, without third party consents or any cost or expense to Seller except as expressly provided in Section 4(d), all right, title, and interest of Seller in and to the following: "Assumed Contracts", licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps, entitlements, studies, reports, surveys, plans, marks, logos, names (excluding MNCVAD-Graymark or any name including MNCVAD, Graymark, New York Life, New York Life Real Estate Investors, NYL Real Estate Investors, NYL, NYLIM, NYL Investors and any name including such terms or abbreviations), and telephone numbers used exclusively in the ownership, use, operation, or maintenance of the Real Property, Improvements, or Personal Property (collectively, the "Intangible Property"); and
(f)    Seller's rights and interest as landlord under any leases ("Leases"), including all amendments, modifications and renewals, in effect as of the Closing (except for any past due rents or other past due monetary obligations under the Leases) (excluding data in digital or computer files and any computer software or hardware), a right to all security deposits under the Leases and any and all guaranties of the Leases (subject to applicable laws and the terms of the applicable Leases respecting said security deposits). For convenience, this Agreement refers to "Leases" even if there is only one lease. If there is only one lease, the reference to "Leases" shall be deemed to refer to such lease and references to the "tenants" shall be deemed to refer to the "tenant."
All of the items referred to in subparagraphs (a), (b), (c), (d), (e) and (f) above are collectively referred to as the "Property."
Schedule 1 attached hereto sets forth an index of defined terms used in this Agreement.

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2.    Purchase Price.
(a)    Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of funds in the amount of One Hundred Dollars ($100.00) (the "Independent Contract Consideration"), which amount the Parties bargained for and agreed to as consideration for Buyer's right to inspect and purchase the Property pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.
(b)    The purchase price of the Property is Fifty-Four Million Dollars ( $54,000,000.00) (the "Purchase Price") and shall be paid as follows:
(i)    Upon the mutual execution and delivery of this Agreement, Buyer shall deposit in escrow with Chicago Title Insurance Company (in such capacity, "Escrow Agent" and in its capacity as the issuer or prospective issuer of the Title Policy, as defined below, the "Title Company"), 455 Market Street, Suite 2100, San Francisco, CA 94105, Attn: Terina J. Kung, Escrow Officer, phone: (415) 291-5128, email: terina.kung@ctt.com, an earnest money deposit of One Million and No/100 Dollars ( $1,000,000.00) (the "Initial Deposit"). "Business Day" means any day, other than a Saturday, Sunday, or holiday, on which commercial banks in the State of New York are open for business.
(ii)    On or before the date of expiration of the Due Diligence Period, if this Agreement has not been terminated in accordance with the provisions of Section 4(j), then Buyer shall deposit with the Escrow Agent an additional earnest money deposit in the amount of One Million and No/100 Dollars ($1,000,000.00) (the "Additional Deposit"). The Initial Deposit together with the Additional Deposit when and if made, and all interest earned thereon, are collectively herein called the "Deposit". Unless Buyer terminates this Agreement prior to the end of the Due Diligence Period in accordance with Section 4(j), then the Deposit shall be nonrefundable to Buyer, except as otherwise set forth in this Agreement.
(iii)    Escrow Agent shall hold the Deposit in a joint escrow account for the benefit of Buyer and Seller.
(iv)    If the sale of the Property as contemplated hereunder is consummated, then the Deposit shall be credited against the Purchase Price. The balance of the Purchase Price, as adjusted pursuant to the express terms and provisions of this Agreement below, shall be deposited into the joint escrow with the Escrow Agent in immediately available funds at least one (1) Business Day prior to the closing of the purchase and sale contemplated hereunder (the "Closing"). The Closing shall occur on May 21, 2019 (i.e., fifteen (15) days following the expiration of the Due Diligence Period), and such date shall be referred to herein as the "Closing Date." The Closing shall be deemed to have occurred upon the delivery and recording of the Deed unless the Parties agree to an escrow Closing based upon the Escrow Agent's irrevocable and unconditional commitment to disburse monies due Seller and issue Buyer's Title Policy in advance of recordation of the Deed.
(c)    The Escrow Agent joins herein below to evidence its agreement to hold all funds deposited with the Escrow Agent in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties, and liabilities of the Escrow Agent.
(i)    The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (A) sufficiency, correctness, genuineness, or validity of any written

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instrument, notice, or evidence of a Party's receipt of any instruction or notice which is received by the Escrow Agent, or (B) identity or authority of any person executing such instruction notice or evidence.
(ii)    The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own negligence or willful misconduct or breach of this Agreement.
(iii)    The Escrow Agent shall be reimbursed by whichever of Buyer or Seller is the losing party for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.
(d)    If there is a dispute between Buyer and Seller concerning whether or not Buyer or Seller is entitled to the Deposit following a termination of this Agreement, then either Party may have such dispute, claim, or controversy determined by arbitration (the "Arbitration") in the JAMS office nearest the Property, before a single arbitrator (the "Arbitrator"). The Party requesting arbitration shall advance any initial administrative fees and costs of JAMS necessary for JAMS immediately to commence the arbitration, but shall be reimbursed for the same if determined to be the prevailing party. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures except that the Parties shall use commercially reasonable efforts to cause the Arbitration to be concluded and the award (the "Award") given to the Parties in writing within twenty (20) days after either Party requests Arbitration (the "Outside Date"). JAMS shall choose a retired judge as the Arbitrator from its real property panel of Arbitrators, on the first (1st) Business Day after the Arbitration is requested and the Parties waive the right to select the Arbitrator. If the Arbitrator so selected is not acceptable to either of the Parties, for good cause, the Party to whom the Arbitrator is not acceptable shall have one (1) Business Day, after the selection is made by JAMS, to reject the Arbitrator and to state the cause for rejection. The Parties waive any provision of law which would give the Parties a longer period to reject the Arbitrator selected by JAMS. If either Party rejects the first Arbitrator selected by JAMS, then JAMS shall, within one (1) Business Day after the rejection, select another retired judge as the Arbitrator and the process outlined above shall be repeated until an Arbitrator is selected and not rejected. If Seller rejects an Arbitrator selected by JAMS, then the Outside Date shall be extended two (2) Business Days for each instance that an Arbitrator selected by JAMS is rejected by Seller. Discovery shall be allowed pursuant to California Code of Civil Procedure Section 1283.05. The Parties shall cooperate in taking commercially reasonable actions required to cause the arbitration to be concluded within such twenty (20) day period but not later than the Outside Date. The arbitration shall be concluded even if it is not completed by the Outside Date. Judgment on the Award may be entered in any court having jurisdiction. The Arbitrator may, in the Award, allocate all or part of the costs of the Arbitration, including the fees of the Arbitrator and the reasonable attorneys' fees of the prevailing party.
NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION 2(d) DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE

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COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

/s/ RB	/s/ JH
SELLER'S INITIALS	BUYER'S INITIALS
3.    Transfer of Title to the Property.
(a)    At the Closing, Seller shall convey to Buyer title to the Real Property, the Appurtenances and the Improvements by duly executed and acknowledged Grant Deed in the form attached hereto as Exhibit B (the "Deed"). Evidence of delivery of title shall be the Title Company's irrevocable commitment to issue to the Buyer, effective as of the date and time the Deed is recorded, a CLTA Owner's Policy of Title Insurance with coverage in the amount of the Purchase Price, insuring that fee simple title to the Real Property and the Improvements and title to the Appurtenances is vested in Buyer subject only to the Permitted Exceptions (the "Title Policy").
(b)    At the Closing, Seller shall transfer all of Seller's right, title and interest, if any, in and to any Personal Property and Intangible Property (other than the Leases) by a Bill of Sale and Assignment of Contracts and Intangible Property in the form attached hereto as Exhibit C (the "Assignment of Intangible Property").
(c)    At the Closing, Seller shall assign to Buyer all of Seller's right, title and interest in and to the Leases and Buyer shall assume all of Seller's obligations under the Leases by an Assignment and Assumption of Leases in the form attached hereto as Exhibit D (the "Assignment and Assumption of Leases"). The Leases in effect as of the Effective Date are more fully described on the schedule attached hereto as Exhibit E (the "Schedule of Leases").
4.    Due Diligence Period; As-Is Purchase.
(a)    Due Diligence Period. Buyer, or its designees, shall have until 5:00 p.m. (Pacific Daylight Time) on May 6, 2019 (the "Due Diligence Period"), to conduct its due diligence review with respect to the Property, including, without limitation, conducting examinations, inspections, testing, studies and investigations of the Property (collectively, the "Due Diligence") in the manner and subject to the limitations contained herein.
(b)    Due Diligence Deliveries. Buyer and Seller acknowledge that Buyer shall review and inspect all documents and other information described on Exhibit I attached hereto (collectively, the "Due Diligence Documents") and any other documents provided or made available by or on behalf of Seller or obtained by Buyer with respect to the Property. Except as otherwise expressly provided herein, Seller makes no representation or warranty as to the truth, accuracy, or completeness of the Due Diligence Documents or any other studies, documents, reports, or other information provided to Buyer by or on behalf of Seller.
(c)    Further Document Review. Subject to the provisions of this Section 4(c), Seller shall provide Buyer with reasonable access to Seller's relevant files with respect to the Property located at NYL Investors LLC, One Front Street, Suite 550, San Francisco, California 94111 for inspection and copying, but in no event shall any originals of files be removed. On two (2) Business Days advance written notice from Buyer to Seller, Seller shall, to the extent in Seller's actual possession or under Seller's actual control, provide access to all of Seller's books and records relating exclusively to the Property, but excluding any books, records and files that Seller deems confidential, proprietary or privileged, or other information prepared for internal purposes, including budgets, correspondence or documents relating to Buyer's acquisition of the Property, or information relating to prior prospective sales of the Property, work product, marketing studies, appraisals of the Property, and information relating to Seller itself for inspection and copying.
(d)    Contracts. All unrecorded contracts in Seller's possession relating to Seller's ownership or operation of the Property in effect on the Effective Date and that may be assignable to Buyer at Closing are as specified on Exhibit F attached hereto ("Contracts"), excluding, however, all property management contracts with Seller, all insurance policies, and all sale or leasing brokerage listing agreements (collectively, "Excluded Contracts"), none of which Excluded Contracts will be assigned to Buyer at the Closing. The Leases are neither Contracts nor Excluded Contracts. Prior to the expiration of the Due Diligence Period, Buyer shall notify Seller in writing of any Contracts specified on Exhibit F attached hereto Buyer disapproves and does not want to assume at Closing. Seller shall (i) terminate at Closing all Contracts disapproved by Buyer in writing prior to the end of the Due Diligence Period, and pay any damages, penalty or fee imposed by any party to any such Contract in connection with such termination, and (ii) terminate all Excluded Contracts as of the Closing. Only those Contracts specified on Exhibit F attached hereto that Buyer approves of in writing prior to the end of the Due Diligence Period shall be assigned to, and assumed by, Buyer at Closing (the "Assumed Contracts"), with Seller being responsible for the payment of any fee or other charge imposed by any party to any such Assumed Contract in connection with such transfer. The list of Assumed Contracts will be attached to the Assignment of Intangible Property.
(e)    Title Matters; Buyer's Objections; Seller's Right to Cure.
(i)    Buyer hereby confirms receipt of (a) the existing survey of the Real Property, if any (the "Survey"), and (b) a preliminary title report for the Real Property issued by the Title Company and copies of or hyperlinks to all documents referenced as exceptions therein (the "PTR"). Buyer may obtain, at its sole cost and expense, an updated survey of the Property (the "Updated Survey"). Within two (2) Business Days after Buyer's receipt of the Updated Survey, Buyer shall deliver a copy of the same to Seller and the Title Company.
(ii)    Buyer shall be obligated to accept title to the Property, subject solely to the following matters: (i) as of the Closing Date, the lien of any real property taxes and assessments not yet due and payable including any supplementary taxes and assessments relating to the period after Closing which may be imposed as a result of Buyer's purchase of the Property from Seller; (ii) all matters of record which are approved or deemed approved by Buyer in accordance with Section 4(f); (iii) matters disclosed by the Survey or the Updated Survey which are approved or deemed approved by Buyer in accordance with Section 4(f); (iv) the rights of tenants under the Leases; (v) zoning regulations and ordinances, building restrictions and regulations of governmental agencies having jurisdiction over the Property; and (vi) matters created by, through or under Buyer. All of the foregoing shall be, collectively, the "Permitted Exceptions."
(iii)    Seller agrees to pay and remove, or, at Seller's election to cause the Title Company to insure over to Buyer's reasonable satisfaction, any mechanic's lien or other monetary lien recorded against title to the Property, but excluding those caused by any tenant under the Leases, any new liens or encumbrances recorded against title to the Property after the Effective Date and voluntarily created by Seller, and any property taxes and assessments that become delinquent prior to Closing (collectively referred to as the "Removed Liens").
(f)    Title Review. In the event Buyer objects to any matters affecting title which are not Permitted Exceptions, Buyer shall, on or before the tenth (10th) day following the Effective Date deliver a title objection letter to Seller and Title Company identifying any such objections (the "Title Objection Letter"). Any matters affecting title that are not timely objected to in the Title Objection Letter shall be deemed approved by Buyer and shall constitute additional Permitted Exceptions. In the event Buyer timely delivers the Title Objection Letter, Seller shall have until the date which is five (5) Business Days after receipt of the Title Objection Letter within which to notify Buyer in writing (the "Seller Response Notice") whether Seller elects to endeavor to eliminate or modify any such identified objections. If Seller delivers the Seller Response Notice indicating its election to endeavor to eliminate or modify any such identified objections, then it shall be a condition precedent to Buyer's obligation to purchase the Property that such identified objections are eliminated or modified to Buyer's reasonable satisfaction. If no such Seller Response Notice is given, Seller shall be deemed to have elected not to eliminate or to modify any matters affecting title to the Property other than the Removed Liens. Seller shall have no obligation to so eliminate or modify any unacceptable exceptions or matters affecting title to the Property or to incur any cost or expense in connection therewith other than with respect to the Removed Liens. In the event that Seller has not agreed to endeavor to eliminate or modify a Buyer's title objection, other than Removed Liens, Buyer shall, prior to the end of the Due Diligence Period, either (a) waive in writing such objections and accept title to the Property subject to such title objections, or (b) terminate this Agreement by notice to Seller, in which event the Deposit shall be paid to Buyer and, thereafter, the Parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement. Unless Buyer timely delivers a Termination Notice, Buyer shall be deemed to have waived all objections to title to the Property other than those (i) that Seller has agreed to endeavor to eliminate or modify and (ii) Removed Liens. If after the end of the Due Diligence Period and prior to the Closing Date any new title exceptions ("New Exceptions") are first disclosed in writing to Buyer and Buyer timely objects to such New Exceptions, then subject to the provisions of this Section 4(f), Seller shall have five (5) Business Days following the giving of written notice by Buyer to Seller objecting to such New Exception(s) to notify Buyer in writing whether or not Seller elects to endeavor, at Seller's sole option, to cause such exceptions to be removed as exceptions or insured against to Buyer's reasonable satisfaction at no expense to Buyer, which, in either case, shall be deemed the cure of such title defect. If Seller elects to endeavor to cause such exceptions to be removed or insured against, then it shall be a condition precedent to Buyer's obligation to purchase the Property that such identified objections are eliminated or modified to Buyer's reasonable satisfaction. If such five (5) Business Day period extends beyond the then scheduled Closing Date, the Closing Date shall be extended until the first Business Day following the expiration of such period. If such exceptions are not so cured, Buyer may (i) waive in writing such objectionable title exceptions and proceed to Closing, or (ii) terminate this Agreement and obtain a return of the Deposit within three (3) Business Days and, thereafter, the Parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement. If Buyer fails to object to or waive in writing any New Exceptions within three (3) Business Days after Buyer first discovers or learns about such New Exceptions as described above, then such New Exceptions shall be deemed to be additional Permitted Exceptions.
(i)    Seller shall be entitled to one or more extensions of the Closing Date (not to exceed thirty (30) days in the aggregate) for the purposes of removal of any exceptions to title.
(g)    Site Visits.
(i)    Access to Property. Buyer and its Licensee Parties shall have access to the Property pursuant to the April 16, 2019 Access Agreement. As used herein, the term "Licensee Parties" shall mean Buyer's current and prospective lenders and investors, and each of their principals, directors, employees, partners, accountants, advisors, agents, contractors, consultants, or representatives and their respective agents, subcontractors, consultants, and representatives of any tier, who inspect, investigate, test, or evaluate the Property on behalf of Buyer or its current and prospective lenders and investors.
(ii)    Contents of Notice; Seller Representative. The notice to be given to the Seller prior to any entry onto the Property shall describe generally the scope of any Due Diligence which Buyer intends to conduct during Buyer's access to the Property. Seller shall have the right to have a representative present during any visits to or inspections of the Property by Buyer or any Licensee Parties.
(iii)    Physically Intrusive Due Diligence. If Buyer desires to conduct any physically intrusive Due Diligence such as, but not limited to, sampling of soils or the like, Buyer shall provide not less than two (2) Business Days prior written notice thereof to Seller, which notice shall identify exactly what procedures Buyer desires to perform and shall request Seller's express written consent thereto. Seller may withhold or condition its consent to any physically intrusive Due Diligence in Seller's sole and absolute discretion.
(iv)    Third Party Consents Required for Due Diligence Activity. If Buyer desires to undertake any Due Diligence activity which would require the approval of any governmental or quasi-governmental body or agency having jurisdiction over Seller or the Property (each a "Governmental Entity"), or of a tenant, and provided that Seller has approved such Due Diligence, Seller, at no cost or expense to Seller, shall contact such entity, as applicable, and request consent with respect to such Due Diligence and shall diligently pursue obtaining such consent, at Buyer's expense, with expenses reasonably paid or incurred by Seller to be reimbursed by Buyer within five (5) Business Days after written request. In no event shall Seller be liable to Buyer as a result of the withholding of any such consent by any such entity.
(v)    Compliance With Law, Leases and Available Documents in Conducting Due Diligence. Buyer and all Licensee Parties shall, in performing such Due Diligence, (i) comply in all material respects with the agreed upon procedures, (ii) comply in all material respects with any and all laws, ordinances, rules, and regulations applicable to the Property, and (iii) will not engage in any activities which would violate any Lease or any publicly available documents, including, but not limited to, recorded documents or any licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps or entitlements. All Due Diligence shall be conducted to avoid any unreasonable disturbance of occupants of the Property or of properties adjacent to or in the vicinity of the Property.
(vi)    Insurance. Prior to any of the Licensee Parties entering the Real Property to conduct the inspections and tests described in this Section 4, Buyer shall obtain and maintain, on behalf of itself and the other Licensee Parties, or shall cause each of the other Licensee Parties who enter the Property to maintain (and shall deliver to Seller evidence thereof), at Buyer's or the Licensee Parties' sole cost and expense, (a) commercial general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of not less than $2,000,000 aggregate liability, with such policies to name Seller, the property manager, and any of their respective affiliates specified by any of them in writing as additional insureds, which insurance shall provide coverage against any claim for personal liability or physical property damage caused by any of the Licensee Parties in connection with such inspections and tests and/or the entry or activities of the Licensee Parties upon the Property, and (b) workers' compensation insurance having limits no less than those required by state statute and federal statute, if applicable. In addition, Buyer shall obtain excess (umbrella) liability insurance, meeting the requirements above, with limits of not less than Five Million Dollars ($5,000,000) per occurrence.
(vii)    Payment for Inspections and Examinations and Restoration. Buyer shall promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property. Buyer shall promptly restore the Property to substantially the same condition in which the Property was found before any such entry, inspection, or examination was undertaken.
(viii)    Mechanics Liens. Buyer covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any part thereof with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Buyer or the Licensee Parties at the Real Property or any part thereof. In the event such lien or claim of lien is not released and removed within five (5) days after written notice from Seller, Seller, at its sole option and in addition to any of its other rights and remedies, may take any and all action necessary to release and remove such lien or claim of lien (it being agreed by Buyer that Seller shall have no duty to investigate the validity thereof), and Buyer shall promptly upon notice thereof reimburse Seller for all sums, costs and expenses, including court costs and attorneys' and expenses, incurred by Seller in connection with such lien or claim of lien. The terms and provisions of this clause (viii) shall survive the termination of this Agreement.
(h)    Discussions and Interviews. Any discussions or interviews with any officer, director, shareholder, member, manager, employee or agent of Seller, of any tenant of the Property, or of any Governmental Entity shall be conducted, at Seller's election, in the presence of the Designated Representative, or an agent or employee of Seller approved by the Designated Representative. Seller shall make either the Designated Representative or another agent or employee approved by the Designated Representative available to Buyer for such discussions or interviews, provided that Buyer gives Seller written notice of Buyer's intent to conduct such interview or discussions at least one (1) Business Days prior to the date Buyer intends to conduct such interviews or discussions. Notwithstanding the foregoing provisions of this Section, Buyer shall not be required to notify Seller prior to contacting any Governmental Entity in connection with obtaining information that is publicly available or of a ministerial or administrative nature, including, without limitation, routine inquiries about current zoning and the Property's compliance.

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(i)    As-Is Purchase. Buyer acknowledges that prior to expiration of the Due Diligence Period, subject to the limitations of this Agreement, Buyer will have had the opportunity to inspect the Property and observe the physical characteristics and condition of the Property and any and all other matters, as to, concerning or with respect to any matter whatsoever relating to the Property or this Agreement or of concern to Buyer ("Property Conditions"), including, but not limited to: title; the environmental condition of the Property, including the presence or absence of Hazardous Materials in, on, or about the Property; pest and geological conditions of the Property; the Leases; the Contracts; the financial condition of the Property; the suitability of the Property for any and all activities and/or uses which may be conducted thereon; the compliance of or by the Property with any and all laws, rules, ordinances or regulations of any applicable governmental authority or body (including environmental, zoning, building codes, and the status of any development or use rights respecting the Property); the availability of permits, licenses and approvals respecting the Property; the economic or engineering feasibility of any alteration or renovation of the Property that may be contemplated by Buyer; the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; and the physical condition of the Improvements, including construction defects, deferred maintenance, and other adverse physical conditions or defects. Buyer further acknowledges and agrees that, except for any express representations, warranties, or agreements made by Seller in this Agreement or in the Closing Documents ("Seller's Representations"), neither Seller nor any of Seller's employees, agents, or representatives have made any representations, warranties, or agreements, express or implied, by or on behalf of Seller as to any matters concerning the Property Condition. Except for Seller's Representations, Seller disclaims any and all such representations, warranties, and agreements and Buyer agrees that, except for Seller's Representations, any inaccuracy or deficiency in information, advice, or documents given to Buyer shall be solely the responsibility and risk of Buyer, and shall not be chargeable in any respect to Seller. Buyer acknowledges that, except for Seller's Representations, it is not relying on any statement or representation, whether express or implied, oral or written, that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or representatives concerning the Property Condition.
Buyer hereby acknowledges and agrees, except for Seller's Representations, that the Property is to be purchased, conveyed, and accepted by Buyer in its present condition, "AS IS," "WHERE IS" and "WITH ALL FAULTS".
By the end of the Due Diligence Period, subject to the limitations of this Agreement, Buyer will have examined, reviewed, and inspected the Property Conditions and other matters which, in Buyer's judgment, bear upon the Property and its value and suitability for Buyer's purposes. Upon Closing, Buyer will acquire the Property solely on the basis of Buyer's own examinations, reviews, and inspections and the title insurance protection afforded by the Title Policy and Seller's Representations.
Upon Closing, Buyer shall assume the risk that Property Conditions may not have been revealed by Buyer's investigations. The release and waiver of claims set forth below shall be referred to as the "Release." Upon the Closing, except with respect to Seller's Representations, Buyer, on its own behalf and on behalf of each of its successors and assigns and each and all of its and their respective agents, representatives, trustees, property managers (whether agents or independent contractors), investment managers, investment advisors, attorneys, consultants, contractors, partners, managers, members, shareholders, parents, subsidiaries, affiliates, joint ventures, directors, officers and employees and each of their agents, representatives, trustees, property managers (whether agents or independent contractors), investment managers, investment advisors, attorneys,

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consultants, contractors, partners, managers, members, shareholders, parents, subsidiaries, affiliates, joint ventures, directors, officers and employees of any tier (collectively, "Waiver Parties") releases Seller and its agents, representatives, trustees, property managers (whether agents or independent contractors), investment managers, investment advisors, attorneys, consultants, contractors, partners, managers, members, shareholders, beneficiaries, parents, subsidiaries, affiliates, joint ventures, directors, officers and employees and each of their agents, representatives, trustees, property managers (whether agents or independent contractors), investment managers, investment advisors, attorneys, consultants, contractors, partners, managers, members, shareholders, beneficiaries, parents, subsidiaries, affiliates, joint ventures, directors, officers and employees of any tier and each of their respective successors and assigns (collectively, "Released Parties") from, and waives any and all liability, claims, demands, damages and costs (including attorneys' fees and expenses) of any and every kind or character, known or unknown, for, arising from, or attributable to, any and all Property Conditions, including, without limitation, any and all actual, threatened or potential claims, claims for contribution under Environmental Laws, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (both statutory and non-statutory), and, whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves (collectively, "Claims"), which any of the Waiver Parties has or may have arising from or related to the following (collectively, "Released Claims"): (i) the physical condition of the Property, the financial condition of the Property, or the financial condition of the tenants under the Leases, the value of the Property or its suitability for Buyer's use, the status of any of the Leases or of the tenants thereunder, the ownership, management or operation of the Property, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit to the extent credited to Buyer at Closing, or the accuracy or completeness of any information reviewed by Buyer in connection with its investigations of the Property and which may have been relied upon by Buyer in deciding to purchase the Property, (ii) any Handling of any Waste Materials or Hazardous Materials at, beneath, to, from, or about the Property, (iii) any compliance or non-compliance with Environmental Laws regarding any Waste Materials, Hazardous Materials or any Handling related thereto at, beneath, to, from, or about the Property, (iv) any acts, omissions, services or other conduct related to any of the foregoing items "(i)" through "(iii)," inclusive, and/or (v) any condition, activity, or other matter respecting the Property that is not addressed by any of the foregoing items "(i)" through "(iv)," inclusive, and that is related to pollution or protection of the environment, natural resources, or public health; provided, however, the Released Claims shall not include claims for breach of Seller's Representations or intentional fraud. Buyer acknowledges that any condition of the Property which Buyer discovers or desires to correct or improve prior to or after the Closing Date shall be at Buyer's sole expense. This Release shall survive the Closing and the recording of the Deed conveying the Property from Seller to Buyer.
TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, BUYER HEREBY EXPRESSLY AND SPECIFICALLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE ("SECTION 1542") AND ANY SUCCESSOR LAWS. SECTION 1542 PROVIDES AS FOLLOWS:

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"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN TO HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."
BUYER ACKNOWLEDGES THAT THIS WAIVER AND RELEASE IS VOLUNTARY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE, AND IS GIVEN AS PART OF THE CONSIDERATION FOR THE AGREEMENTS SET FORTH HEREIN. BUYER EXPRESSLY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE, WHICH IT NOW BELIEVES TO BE TRUE WITH RESPECT TO THE RELEASE OF CLAIMS. BUYER AGREES THAT THE FOREGOING RELEASE SHALL BE AND REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING SUCH DIFFERENT OR ADDITIONAL FACTS.
BUYER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS, AND BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT. BY ITS INITIALS BELOW, BUYER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SUBSECTION AND RELEASE.
NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, THE WAIVERS, RELEASES, ACQUITTALS, AND DISCHARGES REFERRED TO ABOVE SHALL NOT BE APPLICABLE TO: (I) ANY CLAIMS ARISING OUT OF ANY BREACH OF COVENANTS, REPRESENTATIONS, OR WARRANTIES OF SELLER THAT ARE EXPRESSLY SET FORTH IN THE AGREEMENT; (II) DAMAGE TO PERSONAL PROPERTY OR PERSONAL OR BODILY INJURY WHICH OCCURRED ON THE REAL PROPERTY, OR ANY PART THEREOF, PRIOR TO THE CLOSE OF ESCROW, THROUGH NO ACT OR OMISSION ON THE PART OF BUYER AND/OR BUYER'S AGENTS, EMPLOYEES, CONSULTANTS OR CONTRACTORS; (III) ANY OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR ANY DOCUMENT DELIVERED BY SELLER TO BUYER AS OF THE CLOSING HEREUNDER THAT SURVIVE THE CLOSING HEREUNDER; (IV) AND ANY INTENTIONAL FRAUD COMMITTED BY SELLER.
________/s/ JH__________
BUYER'S INITIALS
As used in this Agreement, the following terms have the following definitions:

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(1)    "Environmental Laws" means any applicable foreign, federal, state or local law, statute, regulation, rule, ordinance, permit, prohibition, restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.
(2)    "Handling" means, at any time and to any extent and in any manner whatsoever, any presence of or any handling, storing, transferring, transporting, treating, using, recycling, separating, sorting, incinerating, transforming, reconstituting, containing, containerizing, packaging, manufacturing, generating, abandoning, covering, capping, dumping, closing, maintaining, disposing, placing, discarding, encapsulating, filling, landfilling, investigating, monitoring, remediating, removing, responding to, reporting on, testing, releasing, contamination resulting from, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, migrating, or leaching.
(3)    "Hazardous Materials" means any material, waste, chemical, compound, substance, mixture, or byproduct that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material," "extremely hazardous material," "hazardous waste," "acutely hazardous waste," "hazardous waste constituent," "infectious waste," "medical waste," "biohazardous waste," "extremely hazardous waste," "pollutant," "toxic pollutant," or "contaminant," or any other formulation intended to classify substances by reason of properties that are deleterious to the environment, natural resources or public health or safety including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term Hazardous Materials shall include, without limitation, the following:
i.    a "Hazardous Substance," "Hazardous Material," "Hazardous Waste," or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;
ii.    "Oil" or a "Hazardous Substance" under Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or by-product;
iii.    an "Acutely Hazardous Waste," "Extremely Hazardous Waste," "Hazardous Waste," or "Restricted Hazardous Waste," under Section 25110.02, 25115, 25117 or 25122.7 of the California Health and Safety Code, or listed pursuant to Section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;
iv.    a "Hazardous Material," "Hazardous Substance" or "Hazardous Waste" under Section 25117, 25260, 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;
v.    any substance or material defined, identified or listed as an "Acutely Hazardous Waste," "Extremely Hazardous Material," "Extremely Hazardous Waste," "Hazardous Constituent,"

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"Hazardous Material," "Hazardous Waste," "Hazardous Waste Constituent," or "Toxic Waste" pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California Code of Regulations, as may be amended;
vi.    any substance or material listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;
vii.    a "Biohazardous Waste" or "Medical Waste" under Sections 117635 or 117690 of the California Health and Safety Code, as may be amended;
viii.    mold;
ix.    asbestos and any asbestos containing material; and
x.    a substance that, due to its characteristics or interaction with one or more other materials, wastes, chemicals, compounds, substances, mixtures, or byproducts, damages or threatens to damage the environment, natural resources or public health or safety, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.
(4)    "Waste Materials" means any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type whatsoever, including, without limitation:
i.    any garbage, trash, refuse, paper, rubbish, ash, industrial or commercial or residential waste, demolition or construction wastes, abandoned vehicles or parts thereof, discarded home and industrial appliances, sewage, sewage sludge, manure, vegetable or animal solid and semisolid waste, and any other item intended to be or actually dumped, abandoned, discarded, treated, transformed, incinerated, disposed of or recycled;
ii.    any "solid waste" as defined in the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;
iii.    any "solid waste" as defined in the California Integrated Waste Management Act of 1989, California Public Resources Code Sections 40000, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended; and
iv.    any "waste" as defined in the Porter Cologne Water Quality Control Act, California Water Code Sections 13000 et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.
(j)    Expiration of Due Diligence Period. Unless Buyer delivers a notice (the "Termination Notice") to Seller before the end of the Due Diligence Period that Buyer elects to terminate this Agreement, Buyer shall be deemed to have elected to proceed with the transactions contemplated in this Agreement and to waive further diligence and investigation without any conditions or qualifications. If this Agreement is terminated in accordance with this Section 4(j), Buyer shall obtain a return of the Deposit within three (3) Business Days and neither Party shall have any rights or obligations hereunder (except to the extent otherwise provided herein with respect to obligations and liabilities that expressly survive the termination of this Agreement). If Buyer does not timely deliver the Termination Notice, the Deposit shall be deemed nonrefundable to Buyer, except in instances of Seller default under this Agreement, failure of the Buyer's Conditions Precedent to be satisfied or waived in writing by Buyer, or as otherwise expressly set forth in this Agreement. Buyer may determine to deliver or not to deliver a Termination Notice in its sole and absolute discretion for any reason or no reason.
(k)    Termination of Agreement. If this Agreement is terminated prior to Closing for any reason other than Seller's default, then, Buyer shall return to Seller, within five (5) Business Days after termination, all original documents delivered to Buyer pursuant to Sections 4(b) and 4(c) and copies made by Buyer and its partners, attorneys, accountants, consultants, agents and prospective lenders, provided that Buyer (a) may retain one copy of such documents for compliance purposes, (b) will not be required to purge any electronic documents in its electronic archive system, and (c) may retain copies of any notes or summaries made from such documents so long as such notes or summaries are kept subject to the terms of this Agreement. Buyer shall not deliver to Seller any third party reports and studies relating to the Property procured or

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obtained by Buyer, or any other person for the benefit of Buyer. The provisions of this Section 4(j) shall survive any termination of this Agreement.
(l)    Natural Hazard Disclosures. As used herein, the term "Natural Hazard Area" shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the "Act"). Seller shall use reasonable efforts to have the Title Company prepare and provide to Buyer a Natural Hazard Disclosure Statement (the "Disclosure Statement") in a form required by the Act no later than ten (10) Business Days prior to the expiration of the Due Diligence Period. Buyer acknowledges that Seller shall retain the services of the Title Company to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare the written report of the result of its examination (the "Report"). Buyer acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act and under California Civil Code Sections 1102 through 1102.17. Buyer acknowledges and agrees that nothing contained in the Disclosure Statement limits Buyer from its opportunity to fully investigate and satisfy itself with the condition of the Property during the Due Diligence Period, including, without limitation, whether the Property is located in any Natural Hazard Area. Buyer further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement or Report. Buyer is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective purchasers of the Property.
5.    Conditions to Closing.
(a)    Buyer's Conditions. The following conditions are precedent to Buyer's obligation to purchase the Property (the "Conditions Precedent"):
(i)    Title Insurance. Title Company shall have issued or shall have irrevocably and unconditionally committed in writing to issue the Title Policy. Buyer may request additional title policy forms or endorsements, but such shall not constitute a Condition Precedent.
(ii)    [Intentionally Omitted].
(iii)    Deliveries Complete. Seller shall have delivered to Buyer or Escrow Agent the documents listed in Sections 7(c) and 7(e) of this Agreement.
(iv)    Representations and Warranties. Seller's Representations shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date. Seller shall have performed in all material respects each and every covenant, undertaking and agreement required to be performed by Seller under this Agreement and all of Seller's representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the expiration of the Due Diligence Period and as of the Closing Date as if made on such date, as evidenced by the delivery by Seller of certificates of Seller, in form and substance reasonably acceptable to Buyer, updating and setting forth any information which qualifies any of the Seller's representations and warranties set forth herein no later than one (1) Business Day prior to the Closing (such certificate being referred to herein as the "Seller Closing Certificate"). Any such qualifications shall be deemed to modify the Seller's representations herein but, if the qualifications are material, shall give Buyer the right to terminate this Agreement and recover the Deposit without recourse against Seller for such qualifications except to the extent such qualifications were caused by Seller's knowing concealment. In addition, Seller's representations shall be deemed modified to the extent that Buyer is deemed to know prior

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to the end of the Due Diligence Period that Seller's representations are inaccurate, untrue or incorrect in any way, but Buyer does not timely deliver the Termination Notice. Buyer shall be "deemed to know" any fact, circumstance or information or shall have "deemed knowledge" of the same to the extent (a) any Buyer's representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller's representation, or (b) this Agreement, the closing documents executed by Seller, the documents and materials with respect to the Property delivered or made available to any Buyer's representative in connection with the transaction, or any reports prepared or obtained by any Buyer's representative in connection with Buyer's due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller's representation. If Buyer has the right to terminate this Agreement due to any qualifications made in the Seller Closing Certificate, but does not do so and proceeds with the Closing, then Buyer shall have no recourse against Seller due to such qualifications.
(b)    Seller's Conditions. The following conditions are conditions precedent to Seller's obligation to sell the Property (the "Seller's Conditions"):
(i)    Deposit of Funds. Buyer shall have deposited the Purchase Price into escrow, subject to the adjustments set forth in Section 2 and Section 7(f) of this Agreement.
(ii)    Deliveries Complete. Buyer shall have delivered to Seller or Escrow Agent the documents listed in Section 7(d) of this Agreement.
(iii)    Representations and Warranties. Buyer's representations and warranties shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date.
(c)    Waiver of Condition. At any time on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition to its obligations hereunder. By closing the transaction contemplated by this Agreement, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in this Section 5, except to the extent that the same expressly survive Closing. Subject to the last sentence of this Section 5(c), in the event any of the conditions set forth in this Section 5 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may terminate this Agreement (subject to the notice and cure rights set forth in this Agreement) and exercise such rights and remedies, if any, that such Party may pursuant to the terms of Section 6. The Parties shall be entitled to one or more extensions of the Closing Date (not to exceed thirty (30) days in the aggregate) for the purposes of satisfying any condition to Closing.
6.    Remedies.
(a)    If Buyer is in breach or default under this Agreement, which breach or default has not been cured by Buyer within ten (10) days (the "Cure Period") after written notice from Seller, then (i) Seller may waive such breach or default and proceed to Close, or (ii) Seller may terminate this Agreement, in which case the Deposit shall be paid to and retained by Seller as liquidated damages and as Seller's sole remedy for such breach or default and neither Party shall have any obligation to the other hereunder, except for provisions of this Agreement which expressly state they survive the termination of this Agreement. THE PARTIES HEREBY AGREE THAT SELLER'S ACTUAL DAMAGES IN SUCH EVENT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS

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INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF A BREACH OR DEFAULT UNDER THIS AGREEMENT BY BUYER. HOWEVER, NOTHING IN THIS SECTION SHALL (x) PRECLUDE THE RECOVERY OF REASONABLE ATTORNEYS' FEES OR OTHER ACTUAL OUT-OF-POCKET THIRD PARTY COSTS PURSUANT TO SECTION 14(g) INCURRED BY SELLER IN ENFORCING THIS AGREEMENT, (y) LIMIT THE EFFECTIVENESS OF THE INDEMNIFICATION OBLIGATIONS OF BUYER UNDER SECTION 11 AND 14(b)OF THIS AGREEMENT, NOR (z) PRECLUDE THE SELLER'S EXERCISE OF REMEDIES PURSUANT TO SECTION 6(b).

/s/ RB	/s/ JH
SELLER'S INITIALS	BUYER'S INITIALS
(b)    If Seller terminates this Agreement pursuant to a right given to it hereunder and Buyer subsequently takes any action which interferes with Seller's ability to sell, exchange, transfer, lease, dispose of or finance the Property or take any other actions with respect thereto, including, without limitation, the filing of any lis pendens or other form of attachment against the Property, then notwithstanding Section 6(a), and in addition to Seller's rights in Section 6(a), Seller shall have the right to seek, and the named Buyer, and any permitted assignee of Buyer's interest hereunder, shall be liable for, all loss, cost, damage, liability or expense including, without limitation, reasonable attorneys' fees, court costs and disbursements and consequential damages incurred by Seller by reason of such action to contest by Buyer.
(c)    If Seller is in breach or default under this Agreement, which breach or default has not been by Seller within the Cure Period, then (i) Buyer may waive such breach or default and proceed to Close, or (ii) Buyer may terminate this Agreement, in which case the Deposit shall be paid to and retained by Buyer and Buyer shall be entitled to recover its out-of-pocket expenses, which may include, but are not limited to all title, escrow, financing, legal, environmental, architectural, engineering, professional and inspection fees and expenses incurred by Buyer and any other expenses incurred by Buyer in connection with the performance of its due diligence review of the Property and shall not exceed One Hundred and Fifty Thousand No/100 Dollars ($150,000.00), as Buyer's sole remedy for such breach or default and neither Party shall have any obligation to the other hereunder, except for provisions of this Agreement which expressly state they survive the termination of this Agreement; or (iii) Buyer may commence an action for specific performance (but not damages hereunder), provided that any action for specific performance must be commenced within thirty (30) days after the expiration of the Cure Period. If Buyer elects to seek specific performance of this Agreement, then as a condition precedent to any suit for specific performance, Buyer shall have on or before the scheduled Closing Date, fully performed all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). If Seller defaults in the performance of any of its obligations under this Agreement, Buyer shall not prepare, file or record a lis pendens against the Property and expressly waives any and all rights to do so. Buyer acknowledges that a material inducement to Seller's decision to sell the Property to Buyer is the agreement of Buyer not to impede or interfere with a subsequent sale of the Property by filing a lis pendens against the Property and that Seller will be damaged if Buyer fails to comply with the requirements of this Section 6(c).
7.    Closing and Escrow.
(a)    Upon mutual execution of this Agreement, the Parties shall deposit an executed counterpart of this Agreement with Escrow Agent as instructions to Escrow Agent as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer each agrees to execute such additional escrow instructions as may be appropriate, or reasonably required by Escrow Agent, to enable the escrow holder to comply with this Agreement; provided that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
(b)    The Closing hereunder shall be held and delivery of all items to be made at the Closing shall be made at the offices of Escrow Agent on or before 11:00 a.m. (Pacific Daylight Time) on the Closing Date.
(c)    At least one (1) Business Day prior to the Closing, Seller shall deliver to Escrow Agent, the following:
(i)    a duly executed and acknowledged Deed;
(ii)    two (2) duly executed counterparts of the Assignment of Intangible Property;
(iii)    two (2) duly executed counterparts of the Assignment and Assumption of Leases;
(iv)    executed counterparts of all transfer declarations applicable to the Property;
(v)    duly executed notices to the tenants under the Leases of the sale of the Property, in the form of Exhibit J attached hereto
(vi)    an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code") and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code, substantially in the form of Exhibit H attached hereto, and a California form 593-C, together with such affidavits and other documentation as may be required pursuant to any tax withholding laws or requirements of the State where the Property is located;
(vii)    a gap indemnity in favor of Title Company in form and substance approved by Title Company and reasonably satisfactory to Seller, in the event of an escrow Closing prior to recordation of the Deed pursuant to Section 2(b)(iii);
(viii)    [intentionally omitted];
(ix)    the Seller Closing Certificate;
(x)    a duly executed counterpart of the Closing Statement;
(xi)    the originals or certified copies of any documents representing any Intangible Property being conveyed to Buyer, each to the extent in Seller's possession, provided that such items may be delivered to Buyer outside of escrow on the Closing Date;
(xii)    keys to all doors to the Improvements which are in Seller's or its agents' possession (it being understood that such items may be delivered by Seller at the Property or to a mutually agreeable location on the Closing Date); and
(xiii)    such resolutions and authorizations relating to Seller's authority to undertake the transaction contemplated hereby as shall be reasonably required by Title Company.
Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.
(d)    At least one (1) Business Day prior to the Closing, Buyer shall deliver to Escrow Agent, the following:
(i)    two (2) duly executed counterparts of the Assignment of Intangible Property;
(ii)    two (2) duly executed counterparts of the Assignment and Assumption of Leases;
(iii)    a Preliminary Change of Ownership Report;
(iv)    executed counterparts of all applicable transfer declarations;
(v)    a duly executed counterpart of the Closing Statement; and
(vi)    such resolutions and authorizations relating to Buyer's power and authority to undertake the transaction contemplated hereby as shall be reasonably required by Seller or Title Company.
In addition, the Purchase Price, as adjusted for prorations and costs as provided herein shall have been delivered to Escrow Agent, as escrow holder.
Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.
(e)    Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company and/or Escrow Agent, or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof. In the event the Title Company requires Seller to provide an owner's declaration, Seller shall execute and deliver the owner's declaration in the form of Exhibit K attached hereto. The documents and instruments to be delivered pursuant to Sections 7(c) and 7(d) and this Section 7(e) shall be referred to herein, collectively, as the "Closing Documents".
(f)    The following are to be apportioned as of the Closing Date and the applicable adjustment(s) shall be made to the Purchase Price delivered to Seller:
(i)    Rents. Rent, percentage rent (if any), operating cost pass-throughs and other additional rent or charges payable to landlord under the Leases (collectively "Rent") and prepaid Rent under the Leases shall be apportioned as of the Closing Date, only to the extent then paid, based on the actual number of days in the month or other applicable period during which the Closing occurs. Unallocated security deposits then held by Seller shall be considered a credit due to Buyer for Closing settlement purposes. Seller shall be entitled to invoice and collect from the tenants after the Closing any Rent payable for periods prior to Closing, provided that Seller shall not be permitted to bring any action to terminate any Lease or evict any tenant. With respect to any Rent arrearages existing under the Leases or operating cost pass-throughs billed by or paid to Buyer after Closing, Buyer promptly shall pay to Seller any amounts actually collected which are applicable to the period preceding the Closing Date; provided that, all such amounts collected by Buyer or Seller after the Closing Date shall be applied first to Rent due for the month in which the Closing occurs, then to unpaid Rent that has accrued for any month after the month of Closing, and then to any unpaid Rent that has accrued for any month prior to the Closing Date. Buyer shall cooperate with Seller in recovering any Rent payable for periods prior to Closing by including such amounts in Buyer's monthly billing statements for no longer than six (6) months after the Closing Date.
(ii)    Leasing Costs. At Closing, (a) Buyer and Seller shall prorate any and all Lease Expenses paid or incurred by Seller prior to Closing arising out of or in connection with any new lease or modifications of any Lease entered into between the date of the Access Agreement (the "Commencement Date") and the Closing; and (b) Seller shall give Buyer a credit for any and all unpaid and due and owing Lease Expenses owed to or for the benefit of tenants of the Property with respect to Leases as in effect on the Commencement Date. For purposes of determining Buyer's and Seller's pro rata share of the amounts to be prorated pursuant to clause (a), such Lease Expenses shall be amortized over the full term of the subject Lease or modification, as the case may be, and apportioned between Buyer and Seller as of 12:01 a.m. on the Closing Date based upon the proportion of the affected term of the applicable Lease or modification that falls within each of Buyer's and Seller's period of ownership of the Property. "Lease Expenses" means any and all costs, expenses, and fees paid or incurred by Seller prior to Closing in connection with any new lease or Lease modification, including, without limitation, (i) leasing commissions, (ii) expenses incurred for tenant improvements, (iii) legal fees, (iv) free rent, rent abatements, or rent concessions, and (v) expenses incurred to satisfy or terminate the obligations of a tenant under another lease.
(iii)    Utility Charges. To the extent that Seller (rather than the tenants) is responsible for utility charges, utility charges will be prorated between Buyer and Seller based on the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings. Seller will request that all utility meters for the Property be read as close to the Closing Date as feasible.
(iv)    Other Apportionments and Closing Costs. Amounts payable under the Assumed Contracts, annual or periodic permit and/or inspection fees, and liability for other Property operation and maintenance expenses and other recurring costs will be apportioned as of the Closing Date. Buyer shall pay: (A) the cost of the portion of the title insurance premiums not paid by Seller and the cost of any endorsement(s) Buyer may have chosen to add to the Title Policy; (B) all fees, costs and expenses incurred in connection with Buyer's due diligence activities; and, (C) one-half of the real estate transfer taxes imposed by the City. Seller shall pay: (U) all recording fees for the recording of the Deed; (V) the cost of the Title Policy if it were for the standard ALTA coverage without endorsement (other than endorsements to cure any title exceptions that Seller has agreed to cure); (W) Escrow Agent's fees (except as otherwise provided by this Section 7(f)(iv)) (X) all real estate transfer tax not payable by the Buyer; and (Y) the commission/fee payable to Seller's Broker; and (Z) the cost of any endorsements to the Title Policy obtained to cure title objections in accordance with Section 4(e). The preceding allocation of costs is consistent with the custom and practice in the County of Santa Clara. If this Agreement is terminated due to a default of Seller hereunder, then Seller shall pay all escrow fees and charges incurred in connection with such termination, and if this Agreement is terminated for any other reason, then Buyer shall pay all such escrow fees and charges. Each Party shall pay its own legal fees and expenses incurred in connection with the transactions contemplated by this Agreement. Payment of all other costs incurred in connection with the transaction contemplated by this Agreement shall be allocated between Buyer and Seller in accordance with the custom of the County where the Property is located, as reasonably determined by Escrow Agent.
(v)    Real Estate Taxes and Special Assessments. General real estate taxes and assessments paid by the tenants under the Leases shall not be prorated. Subject to the preceding sentence, general real estate taxes and assessments payable during the tax year in which Closing occurs will be prorated at the Closing on an accrual basis on the basis of the taxes and assessments that accrue and are due and payable during the tax year in which the Closing occurs as follows: (i) Seller shall be responsible for that portion of such taxes and assessments equal to (A) the total of such taxes due and payable during the tax year in which the Closing occurs, multiplied by (B) a fraction, the numerator of which shall be the number of days in such tax year prior to the Closing Date, and the denominator of which shall be 365; and (ii) Buyer shall be responsible for that portion of such taxes and assessments equal to (A) the total of such taxes due and payable during the tax year in which the Closing occurs, multiplied by (B) a fraction, the numerator of which shall be the number of days in such tax year subsequent to and including the Closing Date, and the denominator of which shall be 365. Notwithstanding anything to the contrary herein, Seller shall be entitled to any and all tax refunds relating to the period before the Closing Date, regardless of when the refunds are received, except if and to the extent that such refunds are payable to tenants of the Property at the time such refunds are received under the terms of their respective Leases, in which case the refundable portion of the amount received shall be paid to such tenants. Buyer shall pay any such refund received by Buyer to Seller, less amounts paid to tenants as described above, within five (5) Business Days of receipt by Buyer or its successors-in-interest. Seller shall have the sole authority to prosecute any tax protest, challenge or appeal for a tax year ending prior to the Closing Date and Buyer shall reasonably cooperate (with Seller paying any out-of-pocket costs incurred by Buyer in doing so) in the prosecution of any such protest, challenge or appeal.
(vi)    Closing Statement. Escrow Agent shall prepare a preliminary Closing settlement statement and shall deliver such statement to Buyer and Seller for approval no less than three (3) Business Days prior to the Closing Date (the approved statement being referred to as the "Closing Statement").
(vii)    Post-Closing Reconciliation. Seller and Buyer hereby agree that if any of the Section 7(f) prorations cannot be calculated accurately as of the Closing Date, then the same shall be estimated based on current information then known, such as the most recent tax bills, for the purposes of Closing, and within thirty (30) days after the Closing Date, or as soon as sufficient information is available to permit the Parties to effectively calculate such prorations, but in no event later than the date which is three hundred sixty-five (365) days following the Closing Date, the Parties shall make such adjustments to the prorations as necessary to reflect the accurate information, and the Parties shall then make such payments to one another as necessary to correct any errors made in the prorations as of the Closing Date once such correct information is available. Either Party owing the other Party a sum of money based on such subsequent prorations shall pay such sum to the other Party within ten (10) Business Days after such calculations.
(viii)    Survival. The provisions of Section 7(f) shall survive the Closing until the date which is three hundred sixty-five (365) days following the expiration of the calendar year in which the Closing occurs.
8.    Representations and Warranties of Seller. The phrase "to Seller's knowledge" means to the actual (and not constructive), present knowledge of Andrew Jenkins (the "Seller's Designated Representative"), of Seller, without any duty of inquiry, investigation or inspection. There shall be no personal liability on the part of the Seller's Designated Representative arising out of any of the Seller's representations. Seller hereby represents and warrants to Buyer as follows, which representations and warranties shall be true as of the Effective Date, and as of the Closing Date, subject to the provisions of Sections 5(a)(iv), 10 and 14(m):
(a)    Status. Seller is duly organized or formed, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and perform the terms of this Agreement.
(b)    Authorization. This Agreement is duly authorized and executed by Seller, and this Agreement and all documents required to be executed by Seller in connection herewith, are and shall be, when executed, valid, legally binding obligations of Seller, enforceable in accordance with their terms. To Seller's Knowledge, neither the execution and delivery of this Agreement, nor the performance by Seller of the obligations hereunder, will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Seller is a party or by which Seller is bound. No action, proceeding or investigation is pending or, to Seller's Knowledge, threatened against Seller, before any governmental or other authority that would affect its ability to carry out its obligations under this Agreement.
(c)    Litigation. Seller has not received any written notice of any current, pending, or threatened litigation, claim, audit, action, proceeding before or by any court, public board or body or governmental or administrative agency or instrumentality against Seller or the Property, including, without limitation, any condemnation proceedings, which would, in the reasonable judgment of Seller, adversely affect the Property
(d)    Condemnation. To Seller's knowledge, Seller has not received any written notice of any pending or threatened condemnation or eminent domain action by any governmental authority with respect to all or any part of the Property.
(e)    Leases. Attached hereto as Exhibit E is a schedule of the Leases as of the Effective Date. The information set forth in said Exhibit E is accurate in all material respects as of the Effective Date and all such Leases are in writing except as set forth on Exhibit E and if any such Lease is not in writing the material terms of the tenancy, to Seller's knowledge, are set forth in Exhibit E. If there are any inconsistencies between the information set forth in Exhibit E and the provisions of such Leases or copies thereof which have been exhibited or provided to Buyer or its representative(s), then the provisions of the Leases shall prevail and Exhibit E shall be deemed amended accordingly. To Seller's knowledge, there are no leasing commissions payable or which will become payable with respect to the Leases.
(f)    Contracts. Seller has not entered into any service agreements, equipment leasing contracts, or other contracts relating to the management of the Property which will be in force after the Closing, except for the Leases and the Contracts and, if applicable, any document recorded against any part of the Property. To Seller's knowledge, there is no monetary default or material non-monetary default under the Contracts.
(g)    Compliance. To Seller's knowledge, (i) Seller has not received any written notice that the Property is not in compliance with any laws or ordinances applicable to the ownership and operation of the Property and (ii) no license or permit that has not been obtained is required for the use, ownership or operation of the Property.
(h)    Environmental Matters. To Seller's knowledge, the Due Diligence Documents include all of the recent third party reports relating to Hazardous Materials at the Property and issued to Seller within the last four (4) years of the Effective Date.
(i)    Non-foreign Person. Seller is not a "foreign person" as that term is defined in Section 1445(f) of the Code and any similar provisions of applicable state law, and the regulations issued thereunder.
(j)    Non-foreign Assets. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"). Seller:
(i)    is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists");
(ii)    has not been determined by competent authority to be subject to the prohibitions contained in the Orders; and
(iii)    is not owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders
(iv)    is not knowingly engaged in, and will not knowingly engage in, any dealings or transactions or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and
(v)    agrees to cooperate with Buyer in providing such additional information and documentation on Seller's legal or beneficial ownership, policies, procedures and sources of funds as Buyer reasonably deems necessary or prudent solely to enable it to comply with Orders or anti-money laundering laws as now in existence or hereafter amended.
9.    Representations and Warranties of Buyer. The phrase "to Buyer's knowledge" means to the actual (and not constructive), present knowledge of Judy Hamel (the "Buyer's Designated Representative"), of Buyer, without any duty of inquiry, investigation or inspection. There shall be no personal liability on the part of the Buyer's Designated Representative arising out of any of the Buyer's representations. Buyer hereby represents and warrants to Seller as of the Effective Date and as of the Closing Date as follows (such representations and warranties to survive the Closing):
(a)    Status. Buyer is duly organized or formed, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and perform the terms of this Agreement.
(b)    Authorization. This Agreement is duly authorized and executed by Buyer, and this Agreement and all documents required to be executed by Buyer in connection herewith, are and shall be, when executed, valid, legally binding obligations of Buyer, enforceable in accordance with their terms. To Buyer's knowledge, neither the execution and delivery of this Agreement, nor its performance by Buyer, will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Buyer is a party or by which Buyer is bound. There are no actions or proceedings pending or, to Buyer's knowledge, threatened to liquidate, reorganize, place in bankruptcy or dissolve Buyer, and Buyer is contemplating no such action.

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(c)    Proceedings. No action, proceeding or investigation is pending or, to Buyer's knowledge, threatened against Buyer, before any governmental or other authority that would affect its ability to carry out its obligations under this Agreement.
(d)    Non-foreign Assets. Buyer is and will remain in compliance with the requirements of the Orders. Buyer:
(i)    is not listed on the Lists;
(ii)    has not been determined by competent authority to be subject to the prohibitions contained in the Orders;
(iii)    is not and will not become owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders;
(iv)    is not knowingly engaged in, and will not knowingly engage in, any dealings or transactions or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and
(v)    agrees to cooperate with Seller in providing such additional information and documentation on Buyer's legal or beneficial ownership, policies, procedures and sources of funds as Seller reasonably deems necessary or prudent solely to enable Buyer to comply with Orders or anti-money laundering laws as now in existence or hereafter amended.
(e)    ERISA. Buyer is not, nor is acting on behalf of, an entity or person that is either (i) a benefit plan investor as defined under 29 CFR Section  2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (the "Plan Assets Regulation") or (ii) any other entity that holds ERISA "plan assets" under the Plan Assets Regulation. No transaction contemplated in the Agreement will be subject to any rules or regulations applicable to a "governmental plan" (as defined in Section 3(32) of ERISA) by virtue of Buyer's involvement.
10.    Warranties and Indemnifications.
(a)    Seller's Representations Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller's Representations are inaccurate, untrue or incorrect in any way, such Seller's Representations shall be deemed modified to reflect Buyer's knowledge and deemed knowledge.
(b)    Breach Prior to Closing. If after the expiration of the Due Diligence Period but prior to the Closing, either Buyer or Seller obtains actual knowledge that any of the representations or warranties made herein are untrue, inaccurate of incorrect in any material respect, such Party shall give the other Party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In the event of any breach of Seller's Representations, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable extension of the scheduled Closing Date (not to exceed thirty (30) days) for the purposes of such cure. The untruth, inaccuracy or incorrectness of Seller's Representations shall be deemed material for all purposes of this Agreement only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller's Representations are reasonably estimated to exceed $100,000. If any of Seller's Representations are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate, or incorrect in any material respect

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as set forth herein, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the transaction contemplated by this Agreement without any reduction of or credit against the Purchase Price.
11.    Indemnity. Buyer hereby waives and agrees to protect, indemnify, defend and hold the Released Parties free and harmless from and against any and all losses, damages, injuries, accidents, fires or other casualties, liabilities, claims, costs or expenses (including, but not limited to, any and all damage to any portion of the Property and reasonable attorneys' fees and expenses) of any kind or character (i) to any person or property relating to any personal injury, bodily injury, death or property damage resulting from due diligence activities on the Property by or for Buyer; or (ii) for any violation of any law, ordinance or regulation resulting therefrom. Counsel retained by Buyer for purposes of this Section 11 shall be reasonably acceptable to Seller. Buyer's obligations hereunder shall not apply to claims or liabilities to the extent caused by the willful misconduct or gross negligence of Seller or the Released Parties seeking the benefit of this Section 11. Buyer shall have no responsibility or liability for: (a) any adverse condition or defect on or affecting the Property not caused by Buyer during its inspections; (b) the discovery of hazardous materials or substances not introduced by Buyer except to the extent that the Buyer's actions exacerbate any condition discovered; and (c) the discovery or legally required disclosure by Buyer of any pre-existing condition of or on the Property. The indemnification provisions of this Section 11 and the covenants, representations and warranties provided in this Agreement shall survive the Closing or earlier termination of this Agreement.
12.    Risk of Loss. In the event any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction (a) (i) would cost less than the Purchase Price to repair and is fully covered by Seller's insurance, except for the deductible amounts thereunder, or (ii) is not insured but would cost less than One Million No/100 Dollars ($1,000,000) to repair or restore, and (b) does not materially and adversely affect required access to or parking at the Property ("Loss of Access") and (c) does not give rise to any right of any tenant(s) representing ten percent (10%) or more of the gross monthly rents of the Property to terminate its or their Lease(s) pursuant to the terms of such Lease(s), unless such rights have been waived ("Loss of Tenant), then this Agreement shall remain in full force and effect, and Buyer shall acquire the Property upon the terms and conditions set forth herein ("Immaterial Casualty"). In such event, Buyer shall receive a credit against the Purchase Price equal to the lesser of the cost of repairs or restoration required to be completed after the Closing or the deductible amounts under Seller's insurance policies, except the portion applied to repairs, and except to the extent reimbursable by tenants under any of the Leases), less the amount of Seller's costs in connection with such damage or destruction, and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event of a casualty other than an Immaterial Casualty or in the event that the Property becomes the subject of any condemnation proceeding involving a material portion of the rentable Improvements or a substantial access to the Property or a Loss of Access or a Loss of Tenant, then Buyer shall have the right, at its election, to terminate this Agreement by delivery of notice of termination to Seller within ten (10) days after having been given notice of such circumstance but in any event prior to the scheduled Closing Date, whereupon Buyer and Seller shall instruct Escrow Agent to return the Deposit to Buyer, and Buyer and Seller shall be released from all obligations hereunder pertaining to the Property (other than the provisions which expressly survive the termination of this Agreement). If Buyer elects not to terminate this Agreement, Seller shall assign to Buyer all of Seller's right, title, and interest in any proceeds of insurance or condemnation awards on account of such damage or destruction less Seller's reasonable costs and expenses incurred in obtaining the proceeds or award, as applicable, and the costs and expenses incurred by Seller prior to Closing respecting any repairs or restoration work made by Seller as a result of the casualty or condemnation, and the Purchase Price shall be reduced only by an amount equal to the lesser of the cost of repairs or restoration remaining to be completed or the unpaid portion, if any, of the deductible(s) payable in connection with any insurance proceeds received. For the purpose of determining any credit to Buyer

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under this Section 12, the deductible applicable to any uninsured loss shall be deemed to be Zero Dollars ($0). Any repairs or restoration elected to be made by Seller pursuant to this Section 12 shall be first paid out of insurance proceeds and the deductible and made as promptly as reasonably possible, and at Seller's election in its sole and absolute discretion, the Closing shall be extended until the repairs or restoration are/is substantially completed.
13.    Covenants.
(a)    Seller's Covenants. Seller hereby covenants and agrees as follows prior to Closing:
(i)    Maintenance Duties. Before the Closing, Seller shall use commercially reasonable efforts to maintain the Property ("Maintenance Duties") in a manner consistent with past practices. Notwithstanding the above, Seller's Maintenance Duties shall specifically exclude the obligation: (A) to repair or correct normal wear and tear or deferred maintenance, or (B) to expend more than Ten Thousand and No/100 Dollars ($10,000.00) with respect to Maintenance Duties in the aggregate, excluding amounts clearly reimbursable in full by tenants under the Leases.
(ii)    New Leases and Contracts. Seller shall not enter into any new lease or new contract, or any amendment of any existing lease or contract, or grant any material approval, consent (including, without limitation, any consent to assign or sublease) or waiver under any lease or contract, to the extent such action would bind Buyer after the Closing, without (i) in the case of any leases contracts, amendments, approvals, consents or waivers entered into during the Due Diligence Period, obtaining Buyer's prior consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) in the case of lease contracts, amendments, approvals, consents or waivers entered into after the end of the Due Diligence Period, obtaining Buyer's prior consent thereto, which consent may be withheld, conditioned or delayed in Buyer's sole and absolute discretion for any reason or no reason; provided, that nothing in the foregoing prohibits Seller from entering into any Lease or Contract amendment which memorializes a right of the counterparty thereunder over which Seller has no discretion (such as, by way of example only, a tenant's right of renewal). If Buyer does not reasonably disapprove Seller's request within three (3) Business Days following receipt of such written request, such lease, contract, amendment, approval, consent or waiver shall be unconditionally and irrevocably deemed to have been approved by Buyer.
(iii)    Additional Covenants. Seller shall operate the Property in a manner consistent with past practices and perform all of its material obligations as landlord under the terms of the Leases and maintain its current insurance. Seller shall not, without Buyer's prior written consent, which consent may be withheld, conditioned or delayed in Buyer's sole and absolute discretion for any reason or no reason after the end of the Due Diligence Period (i) modify any entitlements affecting the Property, or (ii) make or permit any alterations to the Property.
14.    Miscellaneous.
(a)    Notices. Except as otherwise specifically provided in this Agreement, any notice, consent, request or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one Business Day after being deposited with Federal Express or another reliable overnight courier service, (iii) transmission by email during regular business hours at the receiver's location, and with a confirming copy sent the same Business Day by United States mail or deposited the same Business Day with Federal Express or another reliable overnight courier service, or (iv) three (3) Business Days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required and addressed as follows:

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If to Seller:    MNCVAD-Graymark Ridder Park LLC

c/o NYL Investors LLC

One Front Street, Suite 550

San Francisco, California 94111

Attention: Andrew Jenkins

Telephone: (415) 402‑4111

Facsimile: (415) 402‑4149

Email: Andrew_Jenkins@nylinvestors.com
With a copy to:    NYL Investors LLC

One Front Street, Suite 550

San Francisco, California 94111

Attention: Legal Department – Real Estate

Telephone: (415) 402-4153

Email: Lillith_E_Shilton@newyorklife.com
And a copy to:    Allen Matkins Leck Gamble Mallory & Natsis LLP

Three Embarcadero Center, Twelfth Floor

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San Francisco, California 94111

Attention: Lee F. Gotshall-Maxon

Telephone: (415) 273-7423

Email: lgotshallmaxon@allenmatkins.com
If to Buyer:    Lumentum Operations LLC

400 North McCarthy Blvd.

Milpitas, California 95035

Attention: Chris Ohman

Telephone: (408) 546-5483

Email: Chris.Ohman@lumentum.com
With a copy to:    Lumentum Operations LLC

400 North McCarthy Blvd.

Milpitas, California 95035

Attention: Legal Department

Telephone: (408) 546-5483

Email: judy.hamel@lumentum.com
And a copy to:    Hoge Fenton Jones & Appel

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60 South Market St., Suite 1400.

San Jose, California 95113-2396

Attention: Sean Cottle

Telephone: (408) 947-2404

Email: sean.cottle@hogefenton.com

If to the Escrow Agent:    Chicago Title Insurance Company

455 Market Street, Suite 2100

San Francisco, CA 94105

Attn: Terina J. Kung, Escrow Officer

Telephone No.: (415) 291-5128

Email: terina.kung@ctt.com
or such other address as any Party may from time to time specify in writing to the other. Notice of change of address shall be given by written notice in the manner detailed in this Section 14(a). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.
(b)    Brokers/Intermediaries. Buyer and Seller each represent that it has not had any conversations or dealings with any broker, finder or other intermediary in connection with the Property other than Colliers International ("Seller's Broker") and CBRE ("Buyer's Broker"). Seller shall pay a real estate commission to Seller's Broker pursuant to a separate agreement with Seller's Broker, and Buyer shall pay a real estate commission to Buyer 's Broker pursuant to a separate agreement with Buyer's Broker. Buyer agrees to defend, indemnify, and hold harmless Seller, and Seller agrees to defend, indemnify, and hold harmless Buyer from and against any and all liabilities, claims, demands, damages and costs of any kind

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(including reasonable attorneys' fees, costs and expenses) arising from or connected with any broker's or finder's fee or commission or charge claimed to be due by any person arising from or by reason of Buyer's or Seller's, as applicable, conduct with respect to this transaction (other than the commission to be paid to Seller's Broker by Seller or to Buyer's Broker by Buyer). The provisions of this Section shall survive the Closing hereunder or earlier termination of this Agreement
(c)    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of the Parties hereto and their respective successors, heirs, administrators, and assigns. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, except that upon written notice to Seller, Buyer may assign all its rights and delegate its duties under this Agreement to an entity that: (i) is controlled by or under common control with Buyer; and (ii) delivers, on or before the date that is five (5) Business Days before the Closing Date, to Seller a duly executed assignment and assumption, in form and substance reasonably satisfactory to Seller, of all of the duties and obligations of Buyer by the proposed assignee (including an express statement of the assumption of the representations and warranties in Section 9); provided that such assignment document shall include a provision that Buyer shall remain liable to Seller for the performance of the obligations of "Buyer" hereunder and such assignment shall not relieve Buyer from its obligations hereunder; and provided further that the assignment shall not delay Closing. Seller may not assign or otherwise transfer its interest under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.
(d)    Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by an instrument executed by the Parties to be bound.
(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
(f)    Integration of Prior Agreements. The obligations of the Parties under the Access Agreement dated April 16, 2019 between Seller and Buyer (the "Access Agreement") shall continue to apply to any claims or obligations arising thereunder prior to the Effective Date of this Agreement. Except as provided in the preceding sentence, this Agreement and the exhibits hereto constitute the entire agreement between the Parties and supersede all prior negotiations, correspondence, agreements and understandings between the Parties relating to the subject matter hereof. The Recitals and all exhibits attached hereto are incorporated herein by reference.
(g)    Enforcement. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the arbitrator, judicial referee, or court shall determine, shall pay any and all reasonable, third-party, out-of-pocket costs and expenses incurred by the other Party in enforcing or establishing its rights hereunder, including, without limitation, arbitration and court costs and attorneys' and experts' fees. Any such attorneys' fees and other expenses incurred by either Party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive the Closing or earlier termination of this Agreement and not be merged into any such judgment.
(h)    Confidentiality.
(i)    Confidential Information; General Agreement Not to Disclose; Permitted Disclosures. Buyer agrees that the information provided to or made available to Buyer by Seller or its agents is proprietary and confidential in nature and will be delivered to or made available to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer further agrees that all studies, reports, test results or other information obtained by Buyer from Seller or its agent in connection with its observations or inspection of the Property shall remain confidential. Buyer agrees not to disclose any of the foregoing information, or any of the provisions, terms or conditions thereof, to any person or entity, or any of the terms of this Agreement or of any letter of intent or other agreement or letter pertaining to the Property, to any person or entity; provided that Buyer shall be permitted to disclose material information with respect to the

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Property or the terms of this Agreement to employees, consultants, attorneys, or accountants employed by Buyer to review such information in connection with Buyer's Due Diligence, and to potential lenders and/or joint venture partners, provided that, prior to any such disclosure, Buyer notifies the persons and entities to whom such disclosures are made of the confidential nature of the information disclosed or discovered and the provisions of this Section with respect to such information.
(ii)    Procedure Upon Receipt of Request or Demand for Disclosure. If Buyer receives a request, pursuant to the terms of a subpoena, order, civil investigation, demand or similar process to disclose anything required under this Agreement to be held confidential, Buyer agrees to promptly notify Seller, in writing, of the existence, terms, and circumstances surrounding such request, to consult with Seller on the advisability of taking legally available steps to resist or narrow such request, and if disclosure of such information is required, Buyer shall furnish only that portion of the confidential information which, on the advice of its counsel, Buyer is legally compelled to disclose; provided, however, that Seller may, at its sole cost and expense, exercise efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to any such portion of the confidential information so required to be disclosed.
(iii)    Exception to General Rule Prohibiting Disclosure. Seller agrees that portions of the confidential information need not be treated confidentially by Buyer if such portions of the confidential information (i) are or become generally known or available publicly through no act or failure to act of Buyer, or (ii) were already known by Buyer prior to disclosure to Buyer, or (iii) are or become available to Buyer from a source other than Seller.
(i)    Time of the Essence; Dates. Time is of the essence in this Agreement. If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, such date shall be deemed to have expired at 5:00 p.m. (Pacific Daylight Time) on the next Business Day, notwithstanding anything to the contrary herein. Any action which is to be taken a specified number of days or Business Days before an identified date shall be timely if taken before 5:00 p.m. (Pacific Daylight Time) on the date which is the specified number of days before the identified date, including, in counting the specified number of days, the identified date. For example, if an action is to be taken at least two (2) Business Days before a date which falls on a Wednesday during a week when Monday through Wednesday, inclusive, are all Business Days, then the action shall be timely if taken before 5:00 p.m. (Pacific Time) on the Monday in such week.
(j)    Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
(k)    Counterparts. This Agreement may be executed in any number of counterparts, including those transmitted by .pdf or DocuSign, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto. The Parties hereby acknowledge and agree that signatures transmitted by electronic mail in so-called "pdf" or DocuSign format shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered. Buyer and Seller (i) intend to be bound by the signatures on any document sent by electronic mail, (ii) are aware that the other Party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Agreement based on the foregoing forms of signature

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(l)    1031 Exchange. Upon request of a Party hereto (the "Requesting Party"), the other Party (the "Cooperating Party") shall cooperate in effecting one or more tax-deferred like kind exchanges under Section 1031 of the Code in connection with the transaction contemplated by this Agreement, including the execution of escrow instructions and other documents therefor; provided that, the Requesting Party will pay any and all additional fees, costs or expenses connected with such exchange. Requesting Party may assign its rights in, and delegate its duties under, this Agreement (in part or in whole), as well as transfer its interest in the Property, to an exchange intermediary, and Requesting Party may add such intermediary as an additional party to the escrow; provided that, Requesting Party shall remain primarily liable under this Agreement, such assignment, delegation or transfer shall not delay Closing, and Cooperating Party incurs no additional expense as a result thereof. Without limiting the foregoing, Cooperating Party shall not by this Agreement or acquiescence to any exchange requested by Requesting Party have Cooperating Party's rights under this Agreement modified or diminished in any manner or be responsible for compliance with or be deemed to have warranted to Requesting Party that any such exchange in fact complies with Section 1031 of the Code. Cooperating Party shall have the right to review and approve any documents to be executed by Cooperating Party in connection with any such exchange requested by Requesting Party; provided, however, such approval shall not be unreasonably withheld, conditioned or delayed. Cooperating Party shall have no obligation to execute any documents or to undertake any action by which Cooperating Party would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement or to take title to any additional property. Neither the conveyance of title to the Property to Requesting Party's designated intermediary, or qualified exchange accommodation title holder (if applicable), nor any exchange shall amend or modify the representations, warranties and covenants of Requesting Party to Cooperating Party under this Agreement or the survival thereof pursuant to this Agreement in any respect, nor shall any such conveyance or exchange result in a release of Requesting Party with respect to such representations, warranties and/or covenants. Requesting Party hereby agrees to indemnify, defend, and hold Cooperating Party harmless from and against any and all losses, damages, injuries, liabilities, claims, costs or expenses (including, but not limited to, reasonable attorneys' fees) arising from any such exchange requested by Requesting Party (other than what would have been applicable under this Agreement without such exchange), which indemnification agreement shall expressly survive the Closing and not be merged therein. Requesting Party will be relying solely upon the advice and counsel of professionals of the Requesting Party's choice in structuring, executing and consummating any such exchange.
(m)    Survival and Limitations.
(i)    The Parties agree that Seller's Representations shall expire and shall be of no further force or effect as of nine (9) months following the Closing Date (the "Limitation Period"). If Buyer, within the Limitation Period, gives notice to Seller of any breach of such Seller's Representations or any Post-Closing Default (the "Notice"), which Notice shall not be effective unless it sets forth, in detail and with particularity, the breach or default and the factual basis for asserting the same, and if Seller fails to cure such breach or Post-Closing Default, as the case may be, within thirty (30) days following the giving of such Notice, or, if such breach or Post-Closing Default cannot reasonably be cured within thirty (30) days, Seller shall be provided with an additional reasonable time period to cure such breach, so long as such cure has been commenced within such thirty (30) days and has been diligently pursued and is concluded within one hundred twenty (120) days following the giving of such Notice, then Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, prior to the expiration of the Overall Limitation Period. The Limitation Period shall apply to known as well as unknown breaches of such Seller's Representations; provided that, the Closing shall be deemed to constitute a waiver of any breach of which Buyer is deemed to know or had actual knowledge as of the Closing Date. Buyer shall not have the right to bring a cause of action for a breach of a Seller's Representation unless the damage to Buyer on account of such breach (individually or when combined with damages from other breaches) equals or

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3285553_2

exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00), and Buyer agrees that the post-Closing maximum liability of Seller for the alleged breach of any or all Seller's Representation and/or any Post-Closing Default is limited to One Million and No/100 Dollars ($1,000,000.00) as more particularly set forth in Section 14(m)(ii).
The term "Post-Closing Defaults" means all (i) post-Closing defaults by Seller under this Agreement and the agreements and instruments to be delivered by Seller at Closing including, without limitation, the Deed, and (ii) all pre-Closing Seller defaults not waived pursuant to this Agreement and not known or deemed to be known by Buyer as of Closing. In the event of one or more Post-Closing Defaults, Buyer's sole and exclusive remedy shall be to seek actual damages in an amount (including attorneys' fees and costs) not to exceed the limits set forth in this Section 14(m). The provisions of this Section 14(m) shall survive any termination of this Agreement.
(ii)    The aggregate liability of Seller to Buyer and all those claiming by or through Buyer for claims, demands, damages, expenses (including attorneys' fees), suits, awards, judgments and liabilities asserted, awarded or otherwise recovered against Seller in connection with this Agreement, any document executed by Seller in connection with this Agreement and/or the Property, including claims for breaches of Seller's Representations and any and all Post-Closing Defaults, shall not exceed One Million and No/100 Dollars ($1,000,000.00). Notwithstanding anything to the contrary, the limitations of liability of this Section 14(m)(ii) shall not apply with respect to Buyer's right to recover its attorneys' fees and expenses in accordance with Section 13(g).
(iii)    Any right of Buyer to bring a claim, suit or demand under this Agreement or any document executed by Seller pursuant to this Agreement shall expire and shall be of no further force or effect as of the Limitation Period. Notwithstanding the foregoing, if Buyer delivers the Notice within the Limitation Period, Buyer may bring a claim, suit or demand under this Agreement within ninety (90) days from the Limitation Period (the "Overall Limitation Period") with respect to the breach identified in the Notice. Buyer's right to bring such claim, suit or demand shall be subject to any applicable notice and cure rights described in Section 14(m)(i) above; provided that, if such cure rights and cure period extend beyond the Limitation Period, then the Overall Limitation Period shall be extended to the date that is ninety (90) days after Seller's cure period has expired. The Overall Limitation Period referred to herein shall apply to known as well as unknown breaches of this Agreement or any such document or other bases for claims that may be brought under this Agreement or any such document.
(n)    Exculpation. Buyer and Seller each agree that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the other, or any officer, director, employee, trustee, shareholder, partner, or principal of any such parent, subsidiary or other affiliate (collectively, "Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, under any documents executed pursuant hereto). Subject to the limitations set forth in this Agreement, Buyer and Seller agree to look solely to the other and its assets for the satisfaction of any liability or obligation arising under this Agreement, the transactions contemplated hereby or the documents executed pursuant hereto, or for the performance of any of the covenants, warranties or other agreements contained herein or therein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any Affiliates with respect to any matters arising out of or in connection with this Agreement, the transactions contemplated hereby or the documents executed pursuant hereto. Without limiting the generality of the foregoing provisions of this Section 14(n), Buyer and Seller each hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Affiliates, and hereby unconditionally and irrevocably releases and

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discharges Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Buyer or Seller, as applicable, against Affiliates, in connection with or arising out of this Agreement, the transactions contemplated hereby or the documents executed pursuant hereto. The provisions of this Section 14(n) shall survive the termination of this Agreement and the Closing.
(o)    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code, and any related reporting requirements of the Code, the Parties hereto agree as follows:
(i)    Provided Escrow Agent shall execute a statement in writing in form and substance reasonably acceptable to the Parties hereunder pursuant to which Escrow Agent agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Buyer shall designate Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "Reporting Person"). If Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Buyer shall agree to appoint another third party as the Reporting Person.
(ii)    Seller and Buyer hereby agree:
(1)    to provide to the Reporting Person all information and certifications regarding such Party, as reasonably requested by the Reporting Person or otherwise required to be provided by a Party to the transaction described herein under Section 6045 of the Code; and
(2)    to provide to the Reporting Person such Party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such Party to the Reporting Person is correct.
(p)    Headings. The titles and headings of the various Sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

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(q)    Construction. The Parties acknowledge that with respect to the transactions contemplated herein, (A) each Party and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (B) neither Party has received from the other any accounting, tax, legal or other advice, and (C) each Party has relied solely upon the advice of their own accounting, tax, legal and other advisor.
Each Party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which the Closing occurs, and to produce it to the Internal Revenue Service upon a valid request therefor.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:	MNCVAD-GRAYMARK RIDDER PARK LLC, a Delaware limited liability company
By: /s/ Ross T. Berry Name: Ross T. Berry Title: Vice President
BUYER:	LUMENTUM OPERATIONS LLC, a Delaware limited liability company
By: /s/ Judy Hamel Name: Judy Hamel Title: SVP, General Counsel

ESCROW AGENT JOINDER
Escrow Agent joins herein in order to evidence its agreement to hold the Deposit and to perform the duties and obligations of Escrow Agent set forth in this Agreement.

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3285553_2

Dated: May 7, 2019

CHICAGO TITLE INSURANCE COMPANY By: /s/ Terina J. Kung Name: Terina J. Kung Title: AVP, Senior Commercial Escrow Officer

LIST OF EXHIBITS
Schedule 1    Definitions
Exhibit A    Description of Real Property
Exhibit B    Form of Deed
Exhibit C    Form of Bill of Sale and Assignment of Contracts and Intangible Property
Exhibit D    Form of Assignment and Assumption of Leases
Exhibit E    Schedule of Leases
Exhibit F    Schedule of Contracts
Exhibit G    [Intentionally Omitted]
Exhibit H    Form of FIRPTA Affidavit
Exhibit I    List of Due Diligence Documents
Exhibit J    Form of Notice to Tenants
Exhibit K    Form of Owner's Declaration

Access Agreement    Section 13(f)
Additional Deposit    Section 2(b)(ii)
Affiliates    Section 14(n)
Agreement    Preamble
Termination Notice    Section 4(i)
Appurtenances    Section 1(b)
Arbitration    Section 2(d)
Arbitrator    Section 2(d)
Assignment and Assumption of Leases    Section 3(c)
Assignment of Intangible Property    Section 3(b)
Assumed Contracts    Section 4(d)
Award    Section 2(d)
Business Day    Section 2(b)(i)
Buyer    Preamble
Buyer's Designated Representative    Section 9
Claims    Section 4(h)
Closing    Section 2(b)(iv)
Closing Date    Section 2(b)(iv)
Closing Documents    Section 7(e)
Closing Statement    Section 7(f)(vi)
Code    Section 7(c)(vi)
Commencement Date    Section 7(f)(ii)
Conditions Precedent    Section 5(a)
Contracts    Section 4(d)
Cooperating Party    Section 13(l)
Cure Period    Section 6(c)
Deed    Section 3(a)
Deposit    Section 2(b)(ii)
Disclosure Statement    Section 4(k)
Due Diligence    Section 4(a)
Due Diligence Documents    Section 4(b)
Due Diligence Period    Section 4(a)
Effective Date    Preamble
Environmental Laws    Section 4(h)(1)
Escrow Agent    Section 2(b)(i)
Excluded Contracts    Section 4(d)
Governmental Entity    Section 4(f)(iv)
Handling    Section 4(h)(2)
Hazardous Materials    Section 4(h)(3)
Immaterial Casualty    Section 12
Improvements    Section 1(c)
Independent Contract Consideration    Section 2(a)
Initial Deposit    Section 2(b)(i)
Intangible Property    Section 1(e)
Lease Expenses    Section 7(f)(ii)
Leases    Section 1(f)
Licensee Parties    Section 4(f)(i)
Limitation Period    Section 14(m)(i)
Lists    Section 8(j)
Loss of Access    Section 12
Loss of Tenant    Section 12
Maintenance Duties    Section 12(a)(i)
New Exceptions    Section 4(f)
Notice    Section 14(m)(i)
OFAC    Section 8(j)
Order    Section 8(j)
Orders    Section 8(j)
Outside Date    Section 2(d)
Overall Limitation Period    Section 14(m)(iii)
Permitted Exceptions    Section 4(e)
Personal Property    Section 1(d)
Post-Closing Defaults    Section 14(m)(i)
Property    Section 1
Property Conditions    Section 4(h)
PTR    Section 4(e)
Purchase Price    Section 2(b)
Real Property    Section 1(a)
Release    Section 4(h)
Released Claims    Section 4(h)
Released Parties    Section 4(h)
Removed Liens    Section 4(e)
Rent    Section 7(f)(i)
Report    Section 4(k)
Reporting Person    Section 13(o)(i)
Requesting Party    Section 13(l)
Schedule of Leases    Section 3(c)
SECTION 1542    Section 4(h)
Seller    Preamble
Seller Closing Certificate    Section 5(a)(iv)
Seller Response Notice    Section 4(f)
Seller's Broker    Section 13(b)
Seller's Conditions    Section 5(b)
Seller's Designated Representative    Section 8
Seller's Representations    Section 4(h)
Survey    Section 4(e)
Title Company    Section 2(b)(i)
Title Objection Letter    Section 4(f)
Title Policy    Section 3(a)
to Buyer's knowledge    Section 9
to Seller's knowledge    Section 8
Updated Survey    Section 4(e)
Waiver Parties    Section 4(h)
Waste Materials    Section 4(h)(4)

EXHIBIT A
LEGAL DESCRIPTION
[to follow]

25
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EXHIBIT B
FORM OF GRANT DEED

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3285553_2

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
___________________________

___________________________

___________________________
MAIL TAX STATEMENTS TO:
___________________________

___________________________

___________________________

(SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE)
GRANT DEED
The undersigned grantor(s) declare(s)

¨	This transfer is exempt from the documentary transfer tax.

þ	The documentary transfer tax is $__________ and City Tax is $__________ and is computed on:

þ	the full value of the interest or property conveyed.
¨    the full value less the liens or encumbrances remaining thereon at the time of sale.
Parcel Number: ________________________________________
The property is located in the City of San Jose, California
FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, MNCVAD-Graymark Ridder Park LLC, a Delaware limited liability company ("Grantor"), hereby does grant, bargain, and sell and convey unto [__________________], a ____________________ ("Grantee"), the real property located in the City of San Jose, County of Santa Clara, State of California, described on Exhibit A attached hereto and made a part hereof, together with, all and singular, the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same, and the improvements thereon (the "Property").
This conveyance is subject to all matters of record and any matters which could be ascertained by a proper inspection or survey of such Property.
[Signature page follows]

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MAIL TAX STATEMENTS AS DIRECTED ABOVE

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IN WITNESS WHEREOF, Grantor has caused these presents to be executed as of this ___ day of _____, 20__.

Grantor:	MNCVAD-GRAYMARK RIDDER PARK LLC, a Delaware limited liability company
By:

Name:

Title:

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3285553_2

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California    )
County of ______________________    )
On _________________________, before me,     ,
(insert name of notary)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature        (Seal)

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT B
PERMITTED ENCUMBRANCES

EXHIBIT C
FORM OF BILL OF SALE AND ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY
THIS BILL OF SALE AND ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY (this "Assignment") is made and entered into as of this _____ day of ________, 20___ (the "Effective Date") between MNCVAD-Graymark Ridder Park LLC, a Delaware limited liability company ("Assignor"), and [______________________], a ____________________ ("Assignee").
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, effective as of the Effective Date, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest, if any, in and under:
(A)    The "Personal Property" (as defined in that certain Real Estate Purchase and Sale Agreement dated as of __________, 20__ between Assignor and [Assignee] (the "Purchase Agreement"));
(B)    the "Assumed Contracts" (as defined in the Agreement) listed in Schedule 1 attached hereto; and
(C)    any other "Intangible Property" (as defined in the Agreement).
ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AS FOLLOWS:
1.    As of the Effective Date, Assignee hereby assumes and agrees to perform all of Assignor's obligations under the Assumed Contracts, to the extent the same arise and accrue on or after the date hereof.
2.    Notwithstanding anything to the contrary in this Assignment, the Purchase Agreement or any of the other documents executed and delivered by Assignor and Assignee in connection herewith and therewith, Assignor reserves and retains any benefits, on a non-exclusive basis, reasonably necessary under the Assumed Contracts and other Intangible Property to the extent that the same relate to any matter with respect to the afore-said real property for which Assignor may continue to have liability from and after the Effective Date (including, without limitation, any liability under or pursuant to the Purchase Agreement). Assignee hereby agrees to reasonably cooperate (at Assignor's sole cost and expense) with the reasonable requests of Assignor in enforcing its benefits under the Leases to the extent such benefits are reserved by Assignor pursuant to the terms of the foregoing.
3.    This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.
4.    This Assignment shall be governed by and construed in accordance with the laws of the State of California.
5.    Assignee hereby expressly acknowledges and affirms the provisions of Sections 4(i) and 14(m) and (n) of the Purchase Agreement, the terms of which are incorporated herein by reference and shall apply to and as between Assignor and Assignee and this Assignment as they apply to and as between Seller, Buyer and the Purchase Agreement, respectively. Inclusion of Section 4(i) of the Purchase Agreement shall include all of the paragraphs and subparagraphs of such Section 4(i).
6.    This Assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto (except for additional signature pages executed by other parties).
7.    To the extent allowed by law, Assignee shall indemnify, hold harmless, and defend the Assignor and its respective members, partners, affiliates, parent business organizations, subsidiary business organizations, shareholders, officers, directors, beneficiaries, agents, employees, attorneys and representatives and their respective successors and assigns from and against all Claims, as defined in the Purchase Agreement, resulting from any breach by Assignee of any of the obligations assumed by Assignee hereunder. Assignee's obligations hereunder shall not apply to Claims to the extent caused by the willful misconduct or gross negligence of the party seeking the benefit of this paragraph 7.
[Signature page follows]
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:	MNCVAD-GRAYMARK RIDDER PARK LLC, a Delaware limited liability company
By:

Name:

Title:

ASSIGNEE:	[_________________________], a ____________________
By:

Name:

Title:

Exhibit A to
Assignment of
Intangible Property

Schedule 1 to
Assignment of
Intangible Property
Schedule of Assumed Contracts
[Insert]

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made this ______ day of _____________, 20___ (the "Effective Date"), between MNCVAD-GRAYMARK RIDDER PARK, a Delaware limited liability company ("Assignor"), and [____________________], a ____________________ ("Assignee"), who agree as follows:
1.    Assignment and Assumption. For good and valuable consideration including, without limitation, the terms and conditions of that certain Real Estate Purchase and Sale Agreement, dated _______, 20___, between Assignor and [Assignee] (the "Purchase Agreement"), the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee, effective as of the Effective Date, (a) Assignor assigns to Assignee all of its right, title and interest in, to, and under the Leases described on the attached Schedule 1 (the "Leases"), and (b) Assignee accepts the assignment and hereby assumes and agrees to perform, as a direct obligation to the parties to the Leases described on Schedule 1 all the obligations and liabilities of Assignor as landlord under the Leases first arising and accruing from and after the Effective Date, together with any and all obligations with respect to the repayment or credit for any security deposits under such Leases to the extent credited to Buyer at Closing. Notwithstanding the foregoing, Assignor reserves and retains any benefits reasonably necessary under the Leases to the extent that the same relate to any matter for which Assignor may continue to have liability from and after the Effective Date (including, without limitation, any liability under or pursuant to the Purchase Agreement). Assignee hereby agrees to reasonably cooperate (at Assignor's sole cost and expense) with the reasonable requests of Assignor in enforcing its benefits under the Leases to the extent such benefits are reserved by Assignor pursuant to the terms of the foregoing.
2.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
3.    Severability. If any provision of this Assignment shall be held invalid or unenforceable for any reason and to any extent, the remainder of this Assignment shall not be affected, but shall be enforced to the greatest extent permitted by law.
4.    Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.
5.    Incorporation. Assignee hereby expressly acknowledges and affirms the provisions of Sections 4(i) and 14(m) and (n) of the Purchase Agreement, the terms of which are incorporated herein by reference and shall apply to and as between Assignor and Assignee and this Assignment as they apply to and as between Seller, Buyer and the Purchase Agreement, respectively. Inclusion of Section 4(i) of the Purchase Agreement shall include all of the paragraphs and subparagraphs of such Section 4(i).
6.    Counterparts. This Assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto (except for additional signature pages executed by other parties).
7.    Indemnity. To the extent allowed by law, Assignee shall indemnify, hold harmless, and defend the Assignor and its respective members, partners, affiliates, parent business organizations, subsidiary business organizations, shareholders, officers, directors, beneficiaries, agents, employees, attorneys and representatives and their respective successors and assigns from and against all Claims, as defined in the Purchase Agreement, resulting from any breach by Assignee of any of the obligations assumed by Assignee hereunder. Assignee's obligations hereunder shall not apply to Claims to the extent caused by the willful misconduct or gross negligence of the party seeking the benefit of this paragraph 7.
[Signature page follows]

IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

ASSIGNOR:	MNCVAD-GRAYMARK RIDDER PARK LLC, a Delaware limited liability company
By:

Name:

Title:

ASSIGNEE:	[_________________________], a ____________________
By:

Name:

Title:

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION OF LEASES
SCHEDULE OF LEASES

1.

EXHIBIT E
SCHEDULE OF LEASES

1.

EXHIBIT F
SCHEDULE OF CONTRACTS

EXHIBIT G
[INTENTIONALLY OMITTED]

EXHIBIT H
FORM OF FIRPTA AFFIDAVIT
Section 1445 of the Internal Revenue Code of 1986 (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ____________________, a ________________, the transferee of certain real property located in [__________________] that withholding of tax is not required upon the disposition of such U.S. real property interest by the undersigned ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder);
2.    Transferor's U.S. employer identification number is __________________;
3.    Transferor's office address is: c/o NYL Investors LLC, One Front Street, Suite 550, San Francisco, California 94111; and
4.    Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii).
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Date: ________________, 20___
MNCVAD-GRAYMARK RIDDER PARK LLC,

a Delaware limited liability company
By:

Name:

Title:

EXHIBIT I
LIST OF DUE DILIGENCE DOCUMENTS
EXHIBIT J
FORM OF NOTICE TO TENANTS
_________, 20___
VIA U.S. MAIL
[TENANT]
__________________________________

__________________________________

__________________________________
Re:    [PROPERTY DESCRIPTION]
Dear __________:

This letter is to inform you that the above-referenced property has been sold by the undersigned to _________________, a _________________ (the "Buyer") and the undersigned has assigned its interest in your lease. In connection therewith, Buyer is "Landlord" under that certain ___________________ dated _________, by and between the undersigned, as landlord, and ________, as lessee (the "Lease"). In order to receive credit for payments under the Lease, from and after the date hereof, all payments shall be made in accordance with the directions set forth in this letter.

All future notices and other communication should be delivered to Buyer, c/o the building manager, at the following address:

________________________________
________________________________
________________________________
________________________________

Commencing with the rent and other charges due on or after the date hereof, all payments due under the Lease should be paid and delivered as follows:

________________________________
________________________________
________________________________

Your security deposit, if any, has been transferred to Buyer
Please indicate your receipt and acceptance of the terms of this Notice by executing and returning the enclosed counterpart of this Notice to Buyer. Thank you for your cooperation.
MNCVAD-GRAYMARK RIDDER PARK LLC,

a Delaware limited liability company
By:

Name:

Title:

ACCEPTED AND AGREED TO:

,
a

By:
Name:
Title:

EXHIBIT K
FORM OF OWNER'S DECLARATION

To:	Chicago Title Insurance Company

455 Market Street, Suite 2100

San Francisco, CA 94105

Attn:	Terina J. Kung, Escrow Officer

Re:	Title No. __________

Property: 1001 Ridder Park Drive, 1717 Fox Drive and 1751 Fox Drive, San Jose, California
1.    Lumentum Operations LLC, a Delaware limited liability company ("Buyer"), has requested Chicago Title Insurance Company to issue its policy of title insurance insuring an interest in or title to real property described in Exhibit A (the "Property") pursuant to that certain Commitment for Title Insurance prepared by Chicago Title Insurance Company effective as of __________ (the "Commitment") without exception to or providing certain affirmative insurance against unrecorded matters.
2.    MNCVAD-Graymark Ridder Park LLC, a Delaware limited liability company, is the declarant hereunder ("Declarant").
3.    Declarant hereby affirms that to its knowledge there are no parties in possession of the Property or entitled to possession of the Property under unrecorded leases other than those shown on Exhibit B and any sublessees or other parties whose rights derive from the leases on the attached Exhibit B. The phrases "to its knowledge" or "to Declarant's knowledge" mean to the actual (and not constructive), present knowledge of Andrew Jenkins.
4.    Other than as set forth on Exhibit C, during the period of ninety (90) days immediately preceding the date of this Declaration, to Declarant's knowledge, no work has been done, no surveys or architectural or engineering plans have been prepared, and no materials have been furnished in connection with the erection, equipment, repair, protection or removal of any building or other structure on the land or in connection with the improvement of the land in any manner whatsoever for which payment has not been made.
This Declaration is made to induce Chicago Title Insurance Company to issue its policy of title insurance (the "Title Policy") to Buyer with respect to the above-referenced order number. Chicago Title Insurance Company may rely on this Declaration for purposes of issuing the Commitment and the Title Policy and for no other purposes whatsoever.
Executed under penalty of perjury on this ______ day of _______, 20___.
[Signature page follows]

DECLARANT:	MNCVAD-GRAYMARK RIDDER PARK LLC, a Delaware limited liability company
By:

Name:

Title:

Exhibit A to Owner's Declaration
Legal Description

Exhibit B to Owner's Declaration
Tenant Roll
[insert]

Exhibit C to Owner's Declaration
Labor and Material Furnished
[insert]

1.Property Included in Sale    1
2.Purchase Price    2
3.Transfer of Title to the Property    4
4.Due Diligence Period; As-Is Purchase    4
(a)Due Diligence Period    4
(b)Due Diligence Deliveries    5
(c)Further Document Review    5
(d)Contracts    5
(e)Title Matters; Buyer's Objections; Seller's Right to Cure    5
(f)Title Review    6
(g)Site Visits    7
(h)Discussions and Interviews    8
(i)As-Is Purchase    8
(j)Expiration of Due Diligence Period    13
(k)Termination of Agreement    13
(l)Natural Hazard Disclosures    13
5.Conditions to Closing    14
(a)Buyer's Conditions    14
(b)Seller's Conditions    14
(c)Waiver of Condition    15
6.Remedies    15
7.Closing and Escrow    16
8.Representations and Warranties of Seller    20
(a)Status    20
(b)Authorization    20
(c)Litigation    20
(d)Condemnation    20
(e)Leases    20
(f)Contracts    21
(g)Compliance    21
(h)Environmental Matters    21
(i)Non-foreign Person    21
(j)Non-foreign Assets    21
9.Representations and Warranties of Buyer    22
(a)Status    22
(b)Authorization    22
(c)Proceedings    22
(d)Non-foreign Assets    22
(e)ERISA    22
10.Warranties and Indemnifications    23
(a)Seller's Representations Deemed Modified    23
(b)Breach Prior to Closing    23
11.Indemnity    23
12.Risk of Loss    23
13.Covenants    24
(a)Seller's Covenants    24
14.Miscellaneous    25
(a)Notices    25
(b)Brokers/Intermediaries    26
(c)Successors and Assigns    26
(d)Amendments    27
(e)Governing Law    27
(f)Integration of Prior Agreements    27
(g)Enforcement    27
(h)Confidentiality    27
(i)Time of the Essence; Dates    28
(j)Severability    28
(k)Counterparts    28
(l)1031 Exchange    28
(m)Survival and Limitations    29
(n)Exculpation    30
(o)Designation of Reporting Person    30
(p)Headings    31
(q)Construction    31

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